Exhibit 15.1

To the Board of Directors and Shareholders of

Petróleo Brasileiro S.A.—PETROBRAS (“Petrobras”)

We are aware of the incorporation by reference in this Registration Statement of Petrobras and Petrobras International Finance Company (“PIFCo”) of our report dated August 11, 2004 relating to the unaudited condensed consolidated interim financial statements of Petrobras that are included in its Form 6-K for the six months ended June 30, 2004.

/S/ ERNST & YOUNG

Auditores Independentes S/S

Rio de Janeiro, RJ – Brazil

August 26, 2004

To the Executive Board and Stockholder of

Petrobras International Finance Company (“PIFCo”)

We are aware of the incorporation by reference in this Registration Statement of Petróleo Brasileiro S.A. – PETROBRAS (“Petrobras”) and PIFCo of our report dated August 11, 2004 relating to the unaudited condensed consolidated interim financial statements of PIFCo that are included in its Form 6-K for the six months ended June 30, 2004.

/S/ ERNST & YOUNG

Auditores Independentes S/S

Rio de Janeiro, RJ – Brazil

August 26, 2004